EXHIBIT 23.3



                        BDO Seidman, LLP
                   Accountants and Consultants

                         90 Woodbridge Center Drive, Suite 710
                         Woodbridge, New jersey 07095
                         Telephone: (908) 75-0900
                         Fax: (908) 750-1222



       Consent of Independent Certified Public Accountants


Board of Directors
Sovereign Bancorp, Inc.

     We hereby consent to the incorporation by reference in the Registration Statement Form S-4, related to the merger of Sovereign Bancorp, Inc. and subsidiaries and West Jersey Bancshares, Inc., of our report dated November 23, 1994, with respect to the consolidated statements of financial condition as of September 30, 1994 and 1993 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended September 30, 1994, of Charter FSB Bancorp, Inc. and subsidiary, which appear in the Annual Report on Form 10-K of Sovereign Bancorp, Inc. and subsidiary, which report appears in the Annual Report on Form 10-K of Sovereign Bancorp, Inc. for the year ended December 31, 1994.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, New Jersey
December 5, 1995